Exhibit 23

Consent of Independent Registered Public

Accounting Firm

We consent to

the incorporation

by reference

in Registration

Statement No. 333-180470

on Form

S-8 of our

report dated
June 25, 2021,

appearing in

this annual

report on

Form 11-K

of the

Cal-Maine Foods, Inc.

KSOP for

the year

ended
December 31, 2020.

Independent Registered Public Accounting Firm

/s/ Frost, PLLC

Little Rock, Arkansas

June 25, 2021